CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion of our report dated September 29, 1998 on the financial statement for the year ended August 31, 1998 and financial highlights for the four years in the period then ended of Templeton Global Bond Fund, a series of Templeton Income Trust, attached as an exhibit in the Post-Effective Amendment to the Registration Statement on Form N-1A (File No. 33-6510 and 811-4706) as filed with the Securities and Exchange Commission.

                                             /s/MCGLADREY & PULLEN, LLP

New York, New York
December 15, 1999